SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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BSQUARE CORPORATION

(Name of Registrant as Specified In Its Charter)

Bowne, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2003
TO THE SHAREHOLDERS:

Notice is hereby given that the 2003 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Tuesday, April 29, 2003 at 10:00 a.m., local time, at the Company’s offices at 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005, for the following purposes:

1. To elect two Class III directors to serve for the ensuing three years and until their successors are duly elected.

2. To approve (i) an amendment to the Company’s amended and restated stock option plan to limit the maximum number of shares by which the plan may be increased each year to 1,500,000 shares (subject to adjustment as set forth in the amended and restated option plan in the event of a stock split, stock dividend or similar event) and (ii) the material terms of the Company’s amended and restated stock option plan in compliance with the requirements of Internal Revenue Code Section 162(m).

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 13, 2003 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on March 13, 2003 are entitled to receive notice of and to vote at the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

James R. Ladd
Senior Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

March 28, 2003

PROCEDURAL MATTERS
PROPOSAL ONE Election of Directors
CORPORATE GOVERNANCE
PROPOSAL TWO Amendment and Approval of Material Terms of Amended and Restated Stock Option Plan
ADDITIONAL INFORMATION RELATING TO DIRECTORS AND OFFICERS OF THE COMPANY
APPENDIX A

BSQUARE CORPORATION

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the “Company”), for use at the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 29, 2003 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005. The Company’s telephone number at its principal business office is (425) 519-5900.

These proxy solicitation materials were mailed on or about March 28, 2003 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

Only shareholders of record at the close of business on March 13, 2003 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 37,161,610 shares of the Company’s Common Stock were issued and outstanding, held by 161 shareholders of record. See “Security Ownership of Principal Shareholders, Directors and Management” below for information regarding beneficial owners of more than five percent of the Company’s Common Stock.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of Common Stock is entitled to one vote for each share held.

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of Common Stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not exercise discretion to vote those shares. The two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee, and thus will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting, including the proposal to approve the amendment and material terms of the Company’s amended and restated stock option plan, requires that the votes cast in favor of such actions exceed the votes cast against such actions. As in the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor against such actions and will have no effect on the outcome.

All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted:

1)	FOR the election of the two directors nominated by the Board of Directors; and

2)	FOR the proposal to approve the amendment and material terms of the Company’s amended and restated stock option plan.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

If a shareholder holds shares through a broker, bank or other nominee and does not instruct them how to vote, such broker may have authority to vote these shares. However, the New York Stock Exchange (“NYSE”) has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, for shares held through a broker or nominee who is an NYSE member organization, such shares will be voted on Proposal No. 2 only if the shareholder has provided specific voting instructions to its broker or other nominee as to how to vote on that proposal.

Deadline for Receipt of Shareholder Proposals

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”). Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than November 29, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company’s Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Accordingly, shareholders who intend to present a proposal at the Company’s 2004 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide proper notice of such proposal to the Company no later than January 30, 2004. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company’s proxy materials, should be sent to BSQUARE CORPORATION, 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005, Attention: Secretary.

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of February 28, 2003 as to:

•	each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

•	each director and each nominee for director of the Company;

•	each of the named executive officers shown in the summary compensation table in “Information Regarding Executive Officer Compensation” below; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2003, by that shareholder are deemed outstanding. These options are listed below under the heading “Number of Shares Underlying Options Exercisable On or Prior to April 29, 2003” and are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. This table is based on information supplied by officers, directors, principal shareholders and Schedules 13G filed with the SEC. Percentage ownership is based on 37,031,348 shares of Common Stock outstanding as of February 28, 2003.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 3150 139th Avenue S.E., Suite 500, Bellevue, Washington 98005. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

		Number of Shares
		Underlying Options	Percent of
		Exercisable	Common
	Number of	On or Prior	Stock
Name and Address of Beneficial Owner	Shares	to April 29, 2003	Outstanding

WM Advisors, Inc. (1)	5,343,900	—	14.4%
1201 Third Avenue 22nd Floor Seattle, WA 98101-3000
Jeffrey T. Chambers (2)	5,059,750	45,000	13.8
Entities affiliated with TA Associates, Inc. (3)	5,019,224	45,000	13.7
125 High Street High Street Tower Suite 2500 Boston, MA 02110
William T. Baxter (4)	4,412,795	71,250	12.1
Albert T. Dosser (5)	3,510,675	—	9.5
16340 NE 83rd Street Redmond, WA 98052
Entities affiliated with Liberty Wanger Asset Management, L.P. (6)	3,500,000	—	9.5
227 West Monroe Street Suite 3000
Chicago, Illinois 60606

		Number of Shares
		Underlying Options	Percent of
		Exercisable	Common
	Number of	On or Prior	Stock
Name and Address of Beneficial Owner	Shares	to April 29, 2003	Outstanding

Wellington Management Company, L.L.P. (7)	2,966,500	—	8.0
75 State Street Boston, MA 02109
Scot E. Land (8)	1,433,333	116,646	4.2
William L. Larson	—	140,000	*
Elliott H. Jurgensen, Jr. (9)	—	12,500	*
Elwood D. Howse, Jr.	—	12,500	*
Scott E. Bufkin	3,021	51,151	*
Brian M. Deutsch	—	83,126	*
James R. Ladd	35,000	45,188	*
Kent A. Hellebust	6,000	50,625	*
Thomas A. Schild (10)	200	141,689	*
M. Randall (Randy) Billings (11)	—	—	*
All executive officers and directors as a group (12 persons) (12)	10,949,899	673,049	30.8%

*	Less than 1%.

(1)	The holding shown is as of December 31, 2002 as reported on a Form 13F filed by WM Advisors Inc.

(2)	Includes 3,424 shares held by TA Associates, Inc., 3,722,076 shares held by TA/ Advent VIII L.P., 1,073,990 shares held by Advent Atlantic & Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates. Mr. Chambers is a managing director of TA Associates. Mr. Chambers directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership of all such shares, except to the extent of 17,819 shares he owns through TA Investors, L.L.C. Also includes 40,526 shares held by Mr. Chambers directly.

(3)	Includes 3,424 shares held by TA Associates, Inc., 3,722,076 shares held by TA/ Advent VIII L.P., 1,073,990 shares held by Advent Atlantic & Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(4)	The holding shown is as of December 31, 2002 as reported on Schedule 13G filed by Mr. Baxter.

(5)	The holding shown is as of December 31, 2002 as reported on Schedule 13G filed by Mr. Dosser.

(6)	The holding shown is as of December 31, 2002 as reported on Schedule 13G filed on behalf of Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc., the general partner of Liberty Wanger Asset Management, L.P., and Liberty Acorn Trust. Includes 3,500,000 shares held on behalf of discretionary clients of Liberty Wanger Asset Management, L.P., including Liberty Acorn Trust.

(7)	The holding shown is as of December 31, 2002 as reported on Schedule 13G filed by Wellington Management Company, L.L.P. Includes 2,966,500 shares held on behalf of discretionary clients of Wellington Management Company, L.L.P.

(8)	Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 L.P., a fund managed by Encompass Ventures. Mr. Land is a managing director of Encompass Ventures. Also includes an option to purchase 41,666 shares held by Copan, Inc. Mr. Land is a director of

Copan. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership thereof.

(9)	Mr. Jurgensen became a director of the Company on January 16, 2003.

(10)	Mr. Schild resigned as Senior Vice President, Worldwide Sales on December 6, 2002.

(11)	Mr. Billings resigned as Vice President, General Manager of Handheld Solutions on November 2, 2002.

(12)	Excludes shares beneficially owned by Mr. Schild, who was not serving as an executive officer of the Company as of December 31, 2002 (see footnote 10 above).

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company currently has authorized seven directors; however, the Company’s Board of Directors is currently comprised of six members and one Board seat remains vacant. The Board of Directors intends to leave the remaining seat vacant until an appropriate individual is identified and elected by the Board of Directors. The Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or by reason of death or other cause is unable to serve in the capacity of director. When the vacant Board seat is filled, such director will be a Class II director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among the Company’s directors and officers.

Nominees For Directors

Two Class III directors are to be elected at the Annual Meeting for three-year terms ending in 2006. The Board of Directors has nominated William T. Baxter and Elwood D. Howse, Jr. for election as Class III directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Baxter and Howse. The proxies cannot be voted for more than two nominees. Both Mr. Baxter and Mr. Howse are current directors of the Company, and each has indicated that he will serve if elected. The Company does not anticipate that either Mr. Baxter or Mr. Howse will be unable or unwilling to stand for election, but if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors.

Vote Required for Election of Directors

If a quorum is present and voting, the two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees for Class III Directors

The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since

Elwood D. Howse, Jr.	63	Director	2002
William T. Baxter	39	President, Chief Executive Officer and Chairman of the Board	1994

Elwood D. Howse, Jr. has been a director of the Company since November 2002 and is the Chairman of the Audit Committee. Mr. Howse is President of Cable & Howse, LLC, a Northwest venture capital management firm, a position he has held since 1981. Mr. Howse has also served as a director of ImageX, Inc., a provider of online solutions for distribution, management and production of sales and marketing materials, since December 1996; of OrthoLogic Corporation, a provider of orthopedic rehabilitation products, since September 1987; and of Applied Microsystems Corporation, an embedded systems solutions provider to the electronics industry, since February 1992. In addition, he also serves as a director of several private companies and charitable institutions. Mr. Howse received both a B.S. in engineering and an M.B.A. from Stanford University.

William T. Baxter co-founded the Company in July 1994 and has served as the Company’s President, Chief Executive Officer and Chairman of the Board since the Company’s inception (with the exception of the period of April 2001 to September 2001, during which time he served as Chief Executive Officer and Chairman of the Board). From June 1993 to October 1994, Mr. Baxter served as Principal Engineer at Digital Equipment Corporation, a manufacturer of business and networking computer systems. From February 1990 to May 1993, Mr. Baxter served as Manager of Compiler Development at Intergraph Corporation, a developer and manufacturer of interactive computer graphics systems. Mr. Baxter holds a B.S. and M.S. in computer science from the University of Wyoming.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. HOWSE AND BAXTER TO THE BOARD OF DIRECTORS.

Directors Continuing in Office

Class I Directors - Terms expire at the 2004 Annual Meeting of Shareholders

Scot E. Land has been a director of the Company since February 1998 and is a member of the Company’s Audit Committee and Compensation Committee. Mr. Land was elected to the Company’s Board of Directors in connection with the purchase of shares of the Company’s preferred stock by affiliates of Encompass Group, a venture capital firm, prior to the Company’s initial public offering. Mr. Land is currently a managing director of Encompass Ventures, an affiliate of Encompass Group, a position he has held since September 1997. Prior to joining Encompass, Mr. Land was a Senior Technology Analyst and Strategic Planning Consultant with Microsoft Corporation from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, a publicly traded company founded by Mr. Land in October 1988 that designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, an accounting and consulting firm, from April 1984 to October 1988. Mr. Land serves as a director of Radiant Communications Corp. and several privately held companies. Mr. Land previously served as a director of Infowave Software, Inc.

William L. Larson has been a director of the Company since September 1998 and is a member of the Company’s Compensation Committee. Mr. Larson is currently a private investor. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com Corporation, a software company, from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as a Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to that, Mr. Larson held various executive positions at Apple Computer, Inc. and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from Stanford Law School and the Wharton School of Finance and Commerce at the University of Pennsylvania. Mr. Larson is a member of the California Bar Association and serves on the boards of several technology companies, including Backweb Technologies Ltd.

Elliott H. Jurgensen, Jr. has been a director of the Company since January 2003 and is a member of the Company’s Audit Committee and Compensation Committee. Mr. Jurgensen recently retired from KPMG LLP after 32 years, including 23 years as a partner. During his career he held a number of leadership roles including: National Partner in Charge of KPMG’s Hospitality Industry Practice from 1981 to 1993, Managing Partner of the Bellevue, Washington office from 1982 to 1991, and Managing Partner of the Seattle, Washington office from 1993 to 2002. His professional experience focused on providing business advisory and audit services to clients ranging from emerging businesses to large multinational public companies. His industry experience includes software, e-commerce, life sciences, hospitality, long-term care and manufacturing. He has been actively involved in a number of business, civic and charitable organizations and is currently Treasurer of WSA (formerly the Washington Software Alliance). Mr. Jurgensen has a B.S. in accounting from San Jose State University and is a Certified Public Accountant.

Class II Director - Term expires at the 2005 Annual Meeting of Shareholders

Jeffrey T. Chambers has been a director of the Company since February 1998. Mr. Chambers was elected to the Company’s Board of Directors in connection with the purchase of shares of the Company’s preferred stock by affiliates of TA Associates, Inc., a private equity firm, prior to the Company’s initial public offering. Mr. Chambers has been employed by TA Associates or its predecessor since 1980, and he currently serves as a managing director. Mr. Chambers serves as a director of several privately held companies. Mr. Chambers holds a B.A. from Harvard University and an M.B.A. from Stanford University.

CORPORATE GOVERNANCE

Standing Committees and Attendance

The Board of Directors of the Company held a total of eight meetings during 2002. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors currently has no nominating committee or similar committee performing such functions.

The Audit Committee currently consists of Messrs. Howse (Committee Chairman), Land and Jurgensen. At the beginning of 2002, Messrs. Land, Larson and Chambers served on the Audit Committee. Messrs. Larson and Chambers resigned from the Audit Committee in January 2003 and Messrs. Howse and Jurgensen began serving on the Audit Committee in November 2002 and January 2003, respectively. The Audit Committee is responsible for overseeing the Company’s independent auditors, including their selection and retention, reviewing the scope of audit and other services by the Company’s independent auditors, reviewing the accounting principles and auditing practices and procedures to be used for the Company’s financial statements and reviewing the results of the Company’s audits. The Audit Committee held four meetings during 2002.

The Compensation Committee currently consists of Messrs. Land (Committee Chairman), Larson and Jurgensen. During 2002, the Compensation Committee consisted of Messrs. Land and Chambers. In January 2003, Mr. Chambers resigned from the Compensation Committee and Messrs. Larson and Jurgensen began serving on the Committee. The Committee approves the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee held one meeting during 2002.

No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation of Directors

In the fourth quarter of 2002, the Company instituted a compensation plan to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors. If the non-employee director meets certain attendance requirements, the Company will pay annual cash fees of $16,000 to directors who do not serve on any Board committees, $20,000 to directors who serve on any Board committee other than the Audit Committee, and $24,000 to directors who serve on the Audit Committee. The Company paid $6,000 to each of Messrs. Land, Larson, Chambers and Howse for service on the Board and the Audit Committee in the fourth quarter of 2002. All directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

In addition, each newly elected non-employee director receives, as of the date of his or her election, an option under the Company’s amended and restated stock option plan to purchase 100,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on the date of the grant. Mr. Howse was granted options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $1.33 per share on November 29, 2002.

Compensation Committee Report on Executive Compensation

The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2002. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

During 2002, the Compensation Committee of the Board of Directors was comprised of two non-employee directors, Messrs. Chambers and Land. The current members of the Committee, Messrs. Land, Jurgensen and Larson, are also non-employee directors. The Committee approves the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Committee seeks to provide compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. For executive officers, compensation is determined according to the criteria described below.

Compensation

The Compensation Committee establishes the salaries and incentive compensation plans of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company’s financial performance and (iii) the achievement of individual performance goals related to each executive officer’s duties and areas of responsibility.

Equity-Based Compensation

The Compensation Committee views stock options as an important part of the Company’s long-term, performance-based compensation program. The Committee bases grants of stock options to the executive officers of the Company under the Company’s amended and restated stock option plan upon the Committee’s estimation of each executive’s expected contribution to the long-term growth and profitability of the Company. The amended and restated stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the amended and restated stock option plan at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with the Company.

Compensation of the President and Chief Executive Officer

The annual compensation for William T. Baxter, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, was approved by the Board of Directors after considering several factors, including corporate revenue and operating results and goals, the Company’s progress in new product development and his contributions to the Company’s strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted more or less than any other.

Summary

The Compensation Committee believes that the Company’s compensation policies have been successful in attracting and retaining qualified employees and in linking compensation to corporate performance relative to the Company’s goals. The Company’s compensation policies will evolve over time as the Company moves to attain its near-term goals while maintaining its focus on building long-term shareholder value.

Submitted by the Compensation Committee for the Year Ended December 31, 2002:

Scot E. Land, Chairman
Jeffrey T. Chambers

Audit Committee Report

The Board of Directors of the Company adopted a written Audit Committee Charter on January 20, 2000, a copy of which has been previously filed with the SEC. All members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Board has designated Mr. Jurgensen as the “audit committee financial expert” as defined by the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder.

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC.

Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chairman
Elliott H. Jurgensen, Jr.
Scot E. Land
Jeffrey T. Chambers (resigned from the Audit Committee effective January 2003)
William L. Larson (resigned from the Audit Committee effective January 2003)

PROPOSAL TWO

AMENDMENT AND APPROVAL OF MATERIAL TERMS OF

AMENDED AND RESTATED STOCK OPTION PLAN

General

The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to the Company’s directors, officers, employees and consultants. A copy of the amended and restated stock option plan (without the proposed amendment) is attached to this Proxy Statement as Appendix A. The Company believes that its amended and restated stock option plan is an important factor in attracting and retaining skilled personnel. The Company’s Board of Directors adopted and the Company’s shareholders approved the amended and restated stock option plan in May 1997. At the Company’s 2000 annual meeting of shareholders, this amended and restated stock option plan was further amended to annually increase the number of shares reserved for issuance thereunder. As of the Record Date, 1,868,964 shares of Common Stock had been issued upon exercise of stock options, options to purchase an aggregate of 5,208,774 shares were outstanding at a weighted average exercise price of $3.53 per share, and 2,780,017 shares remained available for future issuance under the amended and restated stock option plan.

Proposal

The Company is seeking the approval by the shareholders (i) of an amendment to the amended and restated stock option plan to limit the maximum number of shares by which the plan may be increased each fiscal year to 1,500,000 shares (subject to adjustment as set forth in the amended and restated option plan in the event of a stock split, stock dividend or similar event) and (ii) of the material terms of the amended and restated stock option plan in compliance with the requirements of Internal Revenue Code Section 162(m) (“Section 162(m)”).

Currently, the number of shares reserved for issuance under the amended and restated stock option plan is automatically increased annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of the previous fiscal year or (B) an amount determined by the Company’s Board of Directors. The Company is seeking the approval by the shareholders of an amendment to the amended and restated stock option plan such that the number of shares reserved for issuance under the amended and restated stock option plan shall be automatically increased annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of the previous fiscal year, (B) an amount determined by the Company’s Board of Directors or (C) 1,500,000 shares (subject to adjustment as set forth in the amended and restated option plan in the event of a stock split, stock dividend or similar event).

Furthermore, pursuant to Section 162(m), the Company generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. Compensation includes cash compensation, income arising from the exercise of non-statutory stock options and disqualifying dispositions of incentive stock options. However, if the compensation qualifies as “performance-based” compensation for Section 162(m) purposes, the Company may deduct it for federal income tax purposes even if it exceeds $1 million in a single year, provided the plan is disclosed to, and approved by, shareholders. Options granted under the amended and restated stock option plan may be deemed to qualify as “performance-based” compensation within the meaning of Section 162(m). For these options to continue to be deemed to qualify as “performance-based” compensation under Section 162(m), among other things, the Company’s shareholders must approve the material terms of the amended and restated stock option plan, including the limitation on the number of shares an optionee is eligible to receive in any given calendar year, as described below.

The Company believes that it must retain the flexibility to respond to changes in the market for top executives and be in a position to offer compensation packages that are competitive with those offered by others in its industry. In the event that the Company believes that it is necessary and appropriate for competitive reasons to offer compensation in excess of $1 million to executive officers, the Board of Directors believes it would be in the Company’s best interests and those of its shareholders to be able to deduct such compensation for federal income tax purposes.

In order to comply with the shareholder approval requirements of Section 162(m), if shareholder approval of this proposal is not obtained, the Company will not make any further grants under the amended and restated stock option plan to its Chief Executive Officer and its four other most highly compensated named executive officers determined as of the end of the last fiscal year, or their successors, until such time, if any, as shareholder approval of a subsequent similar proposal is obtained, and any grants under the amended and restated stock option plan made to individuals who subsequently become named executive officers shall automatically terminate upon their becoming named executive officers.

Vote Required for Approval of Proposal

If a quorum is present and voting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

Summary of the Amended and Restated Stock Option Plan

The essential features of the amended and restated stock option plan are outlined below.

Purpose. The purpose of the amended and restated stock option plan is to provide a means whereby eligible employees, officers, directors, consultants and independent contractors of the Company can acquire the Company’s Common Stock.

Administration. The amended and restated stock option plan may be administered by the Board of Directors or a committee of the Board of Directors or an individual designated by the Board (the “Plan Administrator”). Subject to the other provisions of the amended and restated stock option plan and ratification by the Board, the Plan Administrator has the power to determine the terms and conditions of any options granted, including but not limited to the exercise price, the number of shares subject to the option and the exercisability thereof. Mr. Baxter, the Company’s President, Chief Executive Officer and Chairman of the Board, currently serves as the Plan Administrator with respect to option grants to certain specified employee classifications, and the Compensation Committee of the Board serves as the Plan Administrator with respect to all other option grants, including those to executives subject to 162(m) limitations.

Eligibility, Terms of Options and Limitations. The amended and restated stock option plan provides that nonstatutory stock options may be granted only to employees, officers, directors, independent contractors and consultants of the Company. Incentive stock options may be granted only to employees. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other incentive stock options under the amended and restated stock option plan may not exceed ten years. The Plan Administrator selects the optionees and determines the number of shares to be subject to each option, except that no optionee shall be eligible to receive in any fiscal year options to purchase more than 500,000 shares of the Company’s Common Stock (subject to adjustment as set forth in the amended and restated stock option plan in the event of a stock split, stock dividend or similar event). In making such determination, the duties and responsibilities of the optionee, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account.

Conditions of Options. Each option granted under the amended and restated stock option plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

         (a) Exercise Price. The Plan Administrator determines the exercise price of options to purchase shares of Common Stock. However, the exercise price of an incentive stock option must not be less than 100% (110%, if issued to a 10% Shareholder) of the fair market value of the Common Stock on the date the option is granted. The exercise price of a nonstatutory stock option shall be determined by the Plan Administrator; provided, however, that the exercise price of any nonstatutory options granted to executives subject to Section 162(m) limitations will not be less than the fair market value of the stock on the date of grant. For so long as the Company’s Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock as quoted on the Nasdaq National Market for the day of determination.

         (b) Value Limitation. The aggregate fair market value of all shares of Common Stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year shall not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

         (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be cash or other consideration as determined by the Plan Administrator.

         (d) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Plan Administrator. Options granted under the amended and restated stock option plan generally have a ten-year term (five years, if issued to a 10% Shareholder) and to date generally become exercisable annually over a four-year period, subject to the optionee’s continuation as an employee or other service provider. An option is exercised by giving written notice of exercise to the Company and by tendering full payment of the purchase price to the Company.

         (e) Termination of Employment. The Plan Administrator shall establish and set forth in each instrument that evidence an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by, or to provide services to, the Company or an affiliate of the Company, which provisions may be waived or modified by the Plan Administrator at any time.

         (f) Assignability. Each option granted pursuant to the amended and restated stock option plan shall, during the optionee’s lifetime, be exercisable only by him or her, and the option is generally not transferable by the optionee.

         (g) Termination of Options. Excluding incentive stock options issued to 10% Shareholders, options granted under the amended and restated stock option plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant in the case of incentive stock options). Incentive stock options granted to 10% Shareholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

Adjustment Upon Changes in Capitalization. If there is any change in the stock subject to the amended and restated stock option plan or an option agreement through merger, consolidation, reorganization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve, but not to increase, the benefits to the optionee, including adjustments to the aggregate number, kind and price per share of shares subject to the amended and restated stock option plan or an option agreement.

Change of Control. In the event a third party acquires the Company through the purchase of all or substantially all of the Company’s assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

Amendment and Termination of the Amended and Restated Stock Option Plan. The Board of Directors may at any time amend or terminate the amended and restated stock option plan as it deems advisable; provided that such amendment or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the amended and restated stock option plan or an amendment to the amended and restated stock option plan be approved by the Company’s shareholders. No option may be granted nor any stock issued under the amended and restated stock option plan after the termination of the amended and restated stock option plan, and no amendment or termination of the amended and restated stock option plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option previously granted under the amended and restated stock option plan. The amended and restated stock option plan shall terminate in May 2007 unless previously terminated by the Board.

Federal Tax Information

Options granted under the amended and restated stock option plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

All of the options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE AMENDED AND RESTATED STOCK OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE’S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

ADDITIONAL INFORMATION RELATING TO

DIRECTORS AND OFFICERS OF THE COMPANY

Information Regarding Executive Officer Compensation

The following table sets forth certain information concerning compensation for services rendered to the Company during the years ended December 31, 2002, 2001 and 2000 by (i) the Company’s chief executive officer; (ii) the four other most highly compensated executive officers who were serving in such capacities at the end of 2002 and whose salary and bonus for 2002 exceeded $100,000; and (iii) two individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individuals were not serving as executive officers as of December 31, 2002 (collectively, the “named executive officers”).

				Long Term
		Annual		Compensation
		Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#s)	Compensation(1)

William T. Baxter	2002	$248,077	$25,000	300,000	$8,192
President and Chief Executive	2001	228,846	6,670	—	7,065
Officer	2000	250,000	56,075	—	9,182
Scott E. Bufkin (2)	2002	142,692	16,736	75,000	4,578
Vice President, Professional	2001	112,000	11,385	27,500	3,085
Engineering Services	2000	n/a	n/a	n/a	n/a
Brian M. Deutsch (3)	2002	131,884	16,021	75,000	4,417
Vice President, Wireless	2001	66,426	33,951	150,000	817
Services	2000	n/a	n/a	n/a	n/a
James R. Ladd (4)	2002	114,231	23,749	185,000	3,187
Sr. Vice President, Finance &	2001	n/a	n/a	n/a	n/a
Operations and Chief	2000	n/a	n/a	n/a	n/a
Financial Officer
Kent A. Hellebust (5)	2002	109,712	21,438	250,000	3,268
Sr. Vice President, Marketing	2001	n/a	n/a	n/a	n/a
and Product Management	2000	n/a	n/a	n/a	n/a
Thomas A. Schild (6)	2002	164,563	113,898	75,000	85,194
Sr. Vice President,	2001	138,637	13,189	107,500	4,555
Worldwide Sales	2000	139,068	33,647	—	5,181
M. Randall (Randy) Billings (7)	2002	163,489	16,049	—	1,787
Vice President, General	2001	80,769	23,120	40,000	—
Manager of Handheld	2000	n/a	n/a	n/a	n/a
Solutions

(1)	“All Other Compensation” includes matching contributions made by the Company for the benefit of the executive under the Company’s 401(k) plan. Such amounts do not include premiums paid by the Company under group health, life or disability insurance plans that do not discriminate in favor of executive officers and are generally available to all salaried employees.
(2)	Mr. Bufkin joined the Company in February 1999 and became an executive officer in November 2001.
(3)	Mr. Deutsch joined the Company in May 2001 as an executive officer.
(4)	Mr. Ladd joined the Company in April 2002 as an executive officer.
(5)	Mr. Hellebust joined the Company in May 2002 as an executive officer.
(6)	Mr. Schild resigned as Senior Vice President, Worldwide Sales on December 6, 2002. In addition to a $5,194 matching contribution paid by the Company under the Company’s 401(k) plan, “All Other Compensation” for 2002 includes a one-time severance payment of $80,000.
(7)	Mr. Billings resigned as Vice President, General Manager of Handheld Solutions on November 2, 2002.

Option Grants in 2002

The following table sets forth certain information with respect to stock options granted to each of the Company’s named executive officers during the year ended December 31, 2002. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s Common Stock. In the year ended December 31, 2002, the Company granted options to acquire up to an aggregate of 3,613,178 shares of Common Stock to employees, all under the Company’s amended and restated stock option plan and all at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options	Exercise		Appreciation for
	Underlying	Granted to	Price		Option Term
	Options	Employees in	per	Expiration
Name	Granted (1)	2002	Share	Date	5%	10%

William T. Baxter	30,000(2)	1%	$0.72	8/29/12	$13,584	$34,425
	270,000(3)	7	0.72	8/29/12	122,257	309,824
Scott E. Bufkin	67,500(3)	2	0.72	8/29/12	30,564	77,456
	7,500(2)	*	0.72	8/29/12	3,396	8,606
Brian M. Deutsch	67,500(3)	2	0.72	8/29/12	30,564	77,456
	7,500(2)	*	0.72	8/29/12	3,396	8,606
James R. Ladd	100,000(2)	3	3.98	4/9/12	250,300	634,309
	76,500(3)	2	0.72	8/29/12	34,640	87,783
	8,500(2)	*	0.72	8/29/12	3,849	9,754
Kent A. Hellebust	175,000(2)	4	3.22	5/1/12	354,383	898,074
	67,500(3)	2	0.72	8/29/12	30,564	77,456
	7,500(2)	*	0.72	8/29/12	3,396	8,606
Thomas A. Schild	67,500(3)	2	0.72	8/29/12	30,564	77,456
	7,500(2)	*	0.72	8/29/12	3,396	8,606
M. Randall (Randy) Billings	—	—	—	—	—	—

*	Less than 1%.

(1)	Options are granted under the Company’s amended and restated stock option plan. See Proposal No. 2 for a description of the material terms of this plan.
(2)	The options vest in equal quarterly installments over a period of 4 years. Vesting is contingent upon continued service with the Company.
(3)	The options vest in equal quarterly installments over a period of 2 years. Vesting is contingent upon continued service with the Company.

Aggregate Option Exercises in 2002 and Fiscal Year-End Option Values

With respect to the Company’s named executive officers, the following table sets forth information concerning option exercises in the year ended December 31, 2002 and exercisable and unexercisable options held as of December 31, 2002.

	Number of Shares
	Acquired on		Number of Securities		Value of Unexercised
	Exercise		Underlying Unexercised		In-the-Money Options at
			Options at December 31, 2002		December 31, 2002
		Value
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William T. Baxter	—	$—	35,625	264,375	$19,273	$143,027
Scott E. Bufkin	—	—	37,245	85,155	7,403	35,756
Brian M. Deutsch	—	—	64,845	160,155	4,819	35,756
James R. Ladd	—	—	22,594	162,406	5,461	40,524
Kent A. Hellebust	—	—	30,783	219,217	4,819	35,756
Thomas A. Schild	—	—	130,971	—	10,430	—
M. Randall (Randy) Billings	—	—	13,282	—	—	—

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2002, regarding shares outstanding and available for issuance under the Company’s existing equity compensation plans:

			(c)
			Number of securities
	(a)		remaining available for
	Number of securities to	(b)	future issuance under
	be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
Plan category	rights	warrants and rights	column (a))

Equity compensation plans approved by security holders (1)	5,612,218	$ 4.02	2,432,069
Equity compensation plans not approved by security holders (2)	56,300	$16.25	327,700

Total (3)	5,668,518	$ 4.12	2,759,769

(1)	Consists of the Company’s amended and restated stock option plan. The number of shares reserved for issuance under the amended and restated stock option plan currently automatically increases annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of such fiscal year or (B) an amount determined by the Board of Directors. For more information about the amended and restated stock option plan, including the proposed amendment to the evergreen provision described in this footnote, please see Proposal No. 2.

(2)	Consists of the Company’s 2000 non-qualified stock option plan. Under such plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over four years.

(3)	Does not include options outstanding as of December 31, 2002 to purchase an aggregate of 57,334 shares, at a weighted average exercise price of $4.13, granted under plans assumed in connection with acquisition transactions. Such options are administered as if issued under their original plans. All of the acquired options have been adjusted to reflect the price and share conversions under the terms of the agreements between the Company and the companies acquired. The acquired options generally become exercisable over a four-year period and generally expire ten years from the date of grant. The Company does not intend to grant additional options under these assumed plans.

Employee Benefit Plans

Stock Option Plans

The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to the Company’s officers, directors, employees and consultants. For more information regarding the Company’s amended and restated stock option plan see Proposal No. 2.

The Company also has outstanding options granted to employees of two of the Company’s subsidiaries under plans assumed in connection with the acquisition of such companies. Such options are administered as if issued under their original plans. All of the acquired options have been adjusted to reflect the price and share conversions under the terms of the agreements between the Company and the companies acquired. The acquired options generally become exercisable over a four-year period and generally expire ten years from the date of grant. The Company does not intend to grant additional options under these assumed plans.

Finally, the Company has a 2000 non-qualified stock option plan. Under this plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over four years.

As of December 31, 2002, options to purchase an aggregate of 5,725,852 shares of Common Stock were outstanding and the Company had a total of 2,838,830 shares of Common Stock available for issuance under its stock option plans.

Employee Stock Purchase Plan

The Company terminated its employee stock purchase plan on October 22, 2002.

401(k) Plan

In March 1997, the Company’s Board of Directors adopted a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company makes matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are at all times fully vested. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan, and income earned, if any, on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Employment Agreements and Change of Control Arrangements

The Company has an agreement with each of James R. Ladd, the Company’s Senior Vice President, Finance & Operations and Chief Financial Officer, and Kent A. Hellebust, the Company’s Senior Vice President, Marketing and Product Management, which provides that (i) if such officer is terminated without cause (as cause is defined in the applicable agreement) or (ii) if the Company is acquired and the officer’s employment is terminated, he will continue to receive termination payments equal to six months of his annual base salary. In addition, in the event the officer’s employment is terminated because the Company has been acquired, his outstanding options will continue to vest through the end of the quarter in which the acquisition occurs.

The Company’s stock option plans provide that in the event a third party acquires the Company through the purchase of all or substantially all of its assets, a merger or other business combination, if so provided in applicable stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2002, Section 16 filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities were complied with, except that each of Messrs. Baxter, Ladd, Bufkin, Hellebust, Deutsch, and Crowley, all of whom are executive officers of the Company, were late in filing a Form 4 to report stock options granted on August 29, 2002, the effective date of accelerated filing deadlines implemented under the Sarbanes-Oxley Act of 2002.

Certain Relationships and Related Transactions

During 2002, the Company granted options to purchase shares of Common Stock under the Company’s amended and restated stock option plan to the following directors and executive officers on the date, for the number of shares and with an exercise price indicated opposite each person’s name:

	Grant	Number of Shares	Exercise
Name	Date	Underlying Options	Price

William T. Baxter	8/29/02	300,000	$0.72
Scott E. Bufkin	8/29/02	75,000	0.72
Brian M. Deutsch	8/29/02	75,000	0.72
Kent A. Hellebust	5/1/02	175,000	3.22
	8/29/02	75,000	0.72
Elwood D. Howse, Jr.	11/29/02	100,000	1.33
James R. Ladd	4/9/02	100,000	3.98
	8/29/02	85,000	0.72
Thomas A. Schild	8/29/02	75,000	0.72
Brian T. Crowley	8/29/02	75,000	0.72

Performance Graph

The graph below compares the annual percentage change in the cumulative total return on the Company’s Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index for the period commencing October 20, 1999, the first trading date following the effective date of the Company’s initial public offering, and ending December 31, 2002.

Comparison of Cumulative Total Return

Among BSQUARE Corporation,
Nasdaq Computer & Data Processing Services Stocks Index and
Standard & Poors 500 Index

	10/20/99	12/31/99	12/31/00	12/31/01	12/31/02

BSQUARE Corporation	$100	$163.63	$23.41	$18.38	$4.92
Nasdaq Computer & Data Processing Services	$100	$159.98	$76.87	$61.63	$42.51
Standard & Poors 500 Index	$100	$114.45	$104.16	$91.91	$71.54

This graph assumes that $100 was invested on October 20, 1999 in the Company’s Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future returns.

The Company’s Independent Auditors

Change in Auditors

On May 23, 2002, the Board of Directors approved the dismissal of Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditor and the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent auditor for the year ending December 31, 2002.

The change in auditors became effective May 23, 2002, following completion by Arthur Andersen of its review of the Company’s financial statements for the quarter ended March 31, 2002, which were issued on May 9, 2002 in conjunction with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and the subsequent interim period through March 31, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such periods. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”).

The Company has provided Arthur Andersen with a copy of the foregoing disclosures and has received from Arthur Andersen a revised letter addressed to the SEC stating that it agrees with the foregoing statements. A copy of this revised letter was filed on June 7, 2002 as an exhibit to the Company’s Amendment No. 2 to Form 8-K.

During the fiscal years ended December 31, 2001 and 2000 and through the subsequent interim period through March 31, 2002, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company provided a copy of the foregoing disclosure to Ernst & Young and provided it with an opportunity to provide the Company with any new information or clarification it deemed appropriate.

A representative of Ernst & Young is expected to be present at the Annual Meeting, where he or she may make a statement and will be available to respond to questions.

The Company has not selected an independent auditor for the year ended December 31, 2003. The Audit Committee intends to make such selection at its April 2003 meeting.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the year 2002 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2002 were approximately $124,000.

The aggregate fees billed by Arthur Andersen for professional services rendered (i) for the audit of the Company’s annual financial statements for the year 2001 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2001 and (ii) for reviews of the financial statements included in the Company’s Form 10-Q for the first quarter of 2002 were approximately $105,000 and $13,000, respectively.

Audit-Related Fees

The aggregate fees billed for the year ended December 31, 2002 for assurance and related services by Ernst & Young that are reasonably related to the performance of its audit of the Company’s financial statements not reported under the caption “Audit Fees” were approximately $44,000. These fees related to due diligence work performed with respect to an acquisition. The aggregate fees billed for 2001 and 2002 for assurance and related services by Arthur Andersen that are reasonably related to the performance of its audit of the Company’s financial statements not reported under the caption “Audit Fees” were approximately $34,300 and $8,600, respectively.

Tax Fees

The aggregate fees billed by Ernst & Young for professional services rendered for tax compliance, tax advice and tax planning for the year 2002 were approximately $7,000.

The aggregate fees billed by Arthur Andersen for professional services rendered for tax compliance, tax advice and tax planning for the years 2001 and 2002 were approximately $218,700 and $55,000, respectively.

Financial Information Systems Design and Implementation Fees

Ernst & Young provided no professional services of this nature to the Company in the year 2002, and Arthur Andersen provided no professional services of this nature to the Company in the years 2001 or 2002.

All Other Fees

There were no fees billed for services rendered to the Company by Ernst & Young, other than fees for audit, audit-related, and tax services, for the year 2002. The aggregate fees billed for services rendered to the Company by Arthur Andersen, other than fees for audit, audit-related, and tax services, for the years 2001 and 2002 were $0 and approximately $17,500, respectively.

Transaction of Other Business

The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K

The Company’s Annual Report to Shareholders for the year ended December 31, 2002 (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

James R. Ladd
Senior Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

March 28, 2003

APPENDIX A

BSQUARE CORPORATION

AMENDED AND RESTATED

STOCK OPTION PLAN, as amended

1.	DEFINITIONS		A-3
2.	PURPOSES		A-5
3.	ADMINISTRATION		A-5
	(a)	Committee	A-5
	(b)	Appointment of Committee	A-5
	(c)	Powers; Regulations	A-6
	(d)	Delegation to Executive Officer	A-6
4.	ELIGIBILITY		A-6
5.	STOCK		A-6
6.	TERMS AND CONDITIONS OF OPTIONS		A-7
	(a)	Number of Shares and Type of Option	A-7
	(b)	Date of Grant	A-7
	(c)	Option Price	A-7
	(d)	Duration of Options	A-8
	(e)	Vesting Schedule and Exercisability of Options	A-8
	(f)	Acceleration of Vesting	A-9
	(g)	Term of Option	A-9
	(h)	Exercise of Options	A-10
	(i)	Payment upon Exercise of Option	A-10
	(j)	Rights as a Shareholder	A-10
	(k)	Transfer of Option	A-11
	(l)	Securities Regulation and Tax Withholding	A-11
	(m)	Stock Dividend, Reorganization or Liquidation	A-12
	(n)	Approved Transactions; Control Purchase	A-13
7.	EFFECTIVE DATE; TERM		A-14
8.	NO OBLIGATIONS TO EXERCISE OPTION		A-14
9.	NO RIGHT TO OPTIONS OR TO EMPLOYMENT		A-14
10.	APPLICATION OF FUNDS		A-15
11.	INDEMNIFICATION OF COMMITTEE		A-15
12.	SHAREHOLDERS AGREEMENT		A-15
13.	SEPARABILITY		A-15
14.	NON-EXCLUSIVITY OF THE PLAN		A-15
15.	EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION		A-15
16.	AMENDMENT OF PLAN		A-16

BSQUARE CORPORATION

AMENDED AND RESTATED

STOCK OPTION PLAN

1.	Definitions.

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

(a)     “Agreement” means a written agreement approved by the Committee evidencing Options granted under the Plan.

(b)     “Approved Transaction” means

(i) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public with aggregate proceeds paid to the Company of not less than $10,000,000 (after the deduction of underwriting commissions and offering expenses);

(ii) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of, or consideration issued, or caused to be issued by, the acquiring entity or any of its affiliates, provided, that after such event the shareholders of the Company immediately prior to the event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event;

(iii) any liquidation or dissolution of the Company; and

(iv) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

(e)     “Committee” shall mean the Board, or the committee appointed by the Board pursuant to Section 3(b) of the Plan, if it is administering the Plan.

(f)     “Common Stock” means the Common Stock, no par value, of the Company.

(g)     “Company” means BSQUARE CORPORATION, a Washington corporation.

(h)     “Control Purchase” means any transaction (or series of related transactions) in which any person, corporation or other entity (including any “person” as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company):

(i) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer unless by the terms of such offer the offeror, upon consummation thereof, would be the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of less than 30% of the shares of Common Stock then outstanding; or

(ii) becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities);

provided, however, that the foregoing shall not constitute a Control Purchase if the transactions or related transactions received the prior approval of a majority of all of the directors of the Company, excluding for such purpose the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in either clauses (i) or (ii).

(i)     “Covered Employee” has the meaning given to it by Section 162(m)(3) of the Code.

(j)     “Date of Grant” means that date the Committee has deemed to be the effective date of the Option for purposes of the Plan.

(k)     “Disability” means any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months that renders the Optionee unable to engage in any substantial gainful activity.

(l)     “Effective Date” means at the time specified in the resolutions of the Board adopting the Plan.

(m)     “Employees” means individuals employed by the Company or a Related Corporation.

(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

(o)     “Executive Officer” shall be defined in Section 3(d).

(p)     “Fair Market Value” means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems important.

(q)     “Immediate Family Member” means a spouse, children or grandchildren of the Optionee.

(r)     “Incentive Stock Option” means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

(s)     “Non-Employee Director” has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act of 1934.

(t)     “Non-Insiders” has the meaning given to by Section 162(m)(3) of the Code.

(u)     “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(v)     “Option” means an option with respect to shares of Common Stock awarded pursuant to Section 6.

(w)     “Optionee” means any person to whom an Option is granted under the Plan (as well as any permitted transferee of an Option).

(x)     “Outside Director” has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

(y)     “Plan” means the BSQUARE CORPORATION stock option plan.

(z)     “Qualified Performance-Based Compensation” has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

(aa)     “Related Corporation” means any corporation (other than the Company) that is a “parent corporation” of the Company or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f), respectively, of the Code.

(bb)     “Section 16 Insiders” means individuals who are subject to Section 16(b) of the Exchange Act with respect to the Common Stock.

(cc)     “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. References to any specific section of the Securities Act shall include any successor section.

(dd)     “Ten Percent Shareholder” means a person who owns more than ten percent of the total combined voting power of the Company or any related corporation as determined with reference to Section 424(d) of the Code.

2.	Purposes.

The purposes of the Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Committee shall select in accordance with Section 4, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in hiring new employees and to provide an equity incentive to directors, consultants and other persons selected by the Committee.

3.	Administration.

(a)     Committee.

The Plan shall be administered by the Board unless the Board appoints a separate committee of the board to administer the Plan pursuant to Section 3(b) below. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

(b)     Appointment of Committee.

The Board may appoint a committee consisting of two or more of its members to administer the Plan. The Board shall consider whether a director is (i) an Outside Director and (ii) a Non-Employee Director when appointing any such Committee and shall appoint solely two or more individuals who qualify as Outside Directors if the Board intends for compensation attributable to Options to be Qualified Performance-Based Compensation. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board.

(c)     Powers; Regulations.

Subject to the provisions of the Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

(i) construe and interpret the Plan;

(ii) define the terms used in the Plan;

(iii) prescribe, amend and rescind rules and regulations relating to the Plan;

(iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan;

(v) grant Options under the Plan;

(vi) determine the individuals to whom Options shall be granted under the Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

(vii) determine the time or times at which Options shall be granted under the Plan;

(viii) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

(ix) determine all other terms and conditions of Options; and

(x) make all other determinations necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

(d)     Delegation to Executive Officer.

The Committee may by resolution delegate to one or more executive officers (the “Executive Officer”) of the Company the authority to grant Options under the Plan to employees of the Company who, at the time of grant, are not Section 16 Insiders nor Covered Employees; provided, however, that the authority delegated to the Executive Officer under this Section 3 shall not exceed that of the Committee under the provisions of the Plan and shall be subject to such limitations, in addition to those specified in this Section 3, as may be specified by the Committee at the time of delegation.

4.	Eligibility.

Incentive Stock Options may be granted to any individual who, at the time such Options are granted, is an Employee, including Employees who are also directors of the Company. Non-Qualified Stock Options may be granted to Employees and to such other persons as the Committee shall select. Options may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. At such point as the Company first becomes subject to the periodic reporting requirements of Section 12 of the Exchange Act, no person shall be eligible to receive in any fiscal year Options to purchase more than 500,000 shares of Common Stock (subject to adjustment as set forth in Section 6(m) hereof).

5.	Stock.

The Company is authorized to grant Options to acquire up to a total of 5,625,000 shares of the Company’s authorized but unissued, or reacquired, Common Stock; provided, however, that the number of shares reserved for issuance under the Plan during each of the Company’s fiscal years beginning on January 1, 2000 shall be increased annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of such fiscal year or (B) an amount determined by the Board of Directors. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 6(m). In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 4; provided, however, that any expired or terminated Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 4.

6.	Terms and Conditions of Options.

Each Option granted under the Plan shall be evidenced by an Agreement. Agreements may contain such provisions, not inconsistent with the Plan, as the Committee or Executive Officer, in its discretion, may deem advisable. All Options also shall comply with the following requirements:

(a)     Number of Shares and Type of Option.

Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Committee or Executive Officer in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options granted to the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the Company, any Related Corporation or any predecessor corporation are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If

(i) an Optionee holds one or more Incentive Stock Options under the Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and

(ii) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

(b)     Date of Grant.

Each Agreement shall state the Date of Grant.

(c)     Option Price.

Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Committee or Executive Officer at whatever price the Committee or Executive Officer may determine in the exercise of its sole discretion; provided, however, that the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value at the Date of Grant; provided further, that with respect to Incentive Stock Options granted to Ten Percent Shareholders of the Company, the per share exercise price shall not be less than 110 percent (110%) of the Fair Market Value at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)     Duration of Options.

On the Date of Grant, the Committee or Executive Officer shall designate, subject to Section 6(g), the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; provided, however, that the expiration date of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Committee in connection with the grant of an Option, and except in the case of Incentive Stock Options granted to Ten Percent Shareholders, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

(e)     Vesting Schedule and Exercisability of Options

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee or Executive Officer at the time of grant of the Option; provided, however, that if no vesting schedule is specified at the time of grant, the Option shall be vested according to the following schedule:

Number of Years of
Continuous Employment	Portion of Total Option
With the Company Following	Which Will Become
Grant Date	Vested

1	25%
2	50%
3	75%
4	100%

The Committee or Executive Officer may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only upon completion of the following process: (a) the Optionee must deliver written notice to the Company that the performance objective has been achieved and demonstrating, if necessary, how the objective has been satisfied, (b) within 45 days after receipt of such notice, the Committee will make a good faith determination whether such performance objective has been achieved and deliver written notice to the Optionee detailing the results of such determination; if the Company fails to respond with such 45-day period, then the performance objective shall be presumed to have been achieved and (c) upon receipt of written notice from the Company that the performance objective has been achieved (or upon expiration of such 45-day period without a determination by the Company), the Optionee may exercise the Option; upon receipt of written notice from the Company that the performance objective has not been achieved, the Optionee shall have 15 days to appeal the Company’s determination and the Company shall have 15 days after the receipt of such appeal to consider the issues presented by the Optionee and make a determination on the appeal, which determination shall be conclusive and binding on the Optionee.

(f)     Acceleration of Vesting.

Except to the extent that such acceleration would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

(g)     Term of Option.

Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(i) as designated by (x) the Board in accordance with Section 6(n) hereof or (y) the Committee or the Executive Officer in accordance with Section 6(d) hereof;

(ii) the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

(iii) the expiration of ninety (90) days from the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee a date not later than the expiration date of the Option;

(iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee’s employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

(v) any other event specified by the Committee at the time of grant of the Option.

If an Optionee’s employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

Unless accelerated in accordance with Section 6(f), any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)     Exercise of Options.

If less than all of the shares included in an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration date with respect to, or the termination of, the Option. No portion of any Option may be exercised for less than one hundred (100) shares (as adjusted pursuant to Section 6(m)); provided, however, that if the Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued upon exercise of an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

An Option or any portion thereof may be exercised by giving written notice to the Company upon such terms and conditions as the Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of an Option as the Committee may establish from time to time. Such notice shall be accompanied by payment in the amount of the aggregate exercise price for such shares, which payment shall be in the form specified in Section 6(i). The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the holder of any Option until provision has been made by the holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Options granted to an Optionee are, during the Optionee’s lifetime, exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 6(k).

(i)     Payment upon Exercise of Option.

Upon the exercise of an Option, the Optionee shall pay to the Company the aggregate exercise price therefor in cash, by certified or cashier’s check. In addition, such Optionee may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(1) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or, subject to the prior approval of the Committee, by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall be valued for such purpose at their Fair Market Value on the date of exercise.

(2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

(3) by any combination of the foregoing methods of payment; or

(4) by complying with any other payment mechanism, including through the execution of a promissory note, as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee at the time of exercise.

(j)     Rights as a Shareholder.

An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option until such holder becomes a record holder of such shares. Subject to the provisions of Sections 6(m), no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date such Optionee becomes a record holder of the shares of Common Stock issuable upon exercise of such Option.

(k)     Transfer of Option.

Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder), and shall not be subject to execution, attachment or similar process; provided, however, that solely with respect to Non-Qualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to:

(i) Immediate Family Members,

(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or

(iii) a partnership in which such Immediate Family Members are the only partners, provided that:

(x) there may be no consideration for any such transfer,

(y) the Agreement evidencing such Options must be approved by Committee, and must expressly provide for transferability in a manner consistent with this Section, and

(z) subsequent transfers of transferred Options shall be prohibited other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder).

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6(l)(2), the term “Optionee” shall be deemed to refer to the initial transferor. The events of termination of employment of Section 6(g) shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 6(g). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

(l)     Securities Regulation and Tax Withholding.

(1)     No shares of Common Stock shall be issued upon exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Option are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY OPTION OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY OPTION.

(2)     The Optionee shall pay to the Company by certified or cashier’s check, promptly upon exercise of the Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Option or otherwise related to the Option or shares of Common Stock acquired upon exercise of the Option, which determination by the Committee of the amount due shall be binding upon the Optionee. Upon approval of the Committee, such Optionee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

(A) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Optionee upon such exercise;

(B) by executing appropriate loan documents approved by the Committee by which such Optionee borrows funds from the Company to pay the withholding taxes due under this Section 6(l)(2), with such repayment terms as the Committee shall select;

(C) by any combination of the foregoing methods of payment; or

(D) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

(3)     The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Option may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

(m)     Stock Split, Reorganization or Liquidation.

(1)     Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Optionee:

(i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations promulgated thereunder;

(ii) the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

(iii) any other event with substantially the same effect shall occur.

(2)     If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Optionee.

(3)     The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

(4)     With respect to the foregoing adjustments, the number of shares subject to an Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 6(m).

(5)     The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)     Approved Transactions; Control Purchase.

In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Option, an Option may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Optionee entitled to acceleration. Each such Optionee shall thereupon be entitled to exercise the vested portion of the Option at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

Following consummation of the Approved Transaction or Control Purchase, and until such Option is terminated pursuant to Section 6(g) hereof, any vested portion of Options that are not exercised shall remain exercisable, and any unvested portions of any Options shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Options that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Optionees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

Moreover, except to the extent that such determination would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new stock options for any or all outstanding Options that do not become exercisable on an accelerated basis, or to assume such Options (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Optionee, in cancellation of the Options held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Options) and in order to make such new stock options or assumed Options, as nearly as practicable, equivalent to the old Options, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

7.	Effective Date; Term.

The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the “Effective Date”). Options may be granted by the Committee or Executive Officer from time to time thereafter until the tenth anniversary of the Effective Date. Termination of the Plan shall not terminate any Option granted prior to such termination. Issuance of Non-Qualified Stock Options under the Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Non-Qualified Stock Option shall be granted hereunder until this notification requirement has been satisfied. Issuance of Incentive Stock Options under the Plan within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in the Plan (a) no Incentive Stock Options may thereafter be granted under the Plan, and (b) each Incentive Stock Option granted under the Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

8.	No Obligations to Exercise Option.

The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.	No Right to Options or to Employment.

Whether or not any Options are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan shall be construed as giving any person any right to participate under the Plan. The grant of an Option to any Optionee shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or such Related Corporation will employ or contract with such Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Corporation’s right to terminate such Optionee’s employment at any time, which right is hereby reserved.

10.	Application of Funds.

The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

11.	Indemnification of Committee.

In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of the Company, members of the Committee and the Executive Officer shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or Executive Officer is liable for willful misconduct; provided, however, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member or Executive Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.	Shareholders Agreement.

Unless the Agreement evidencing an Option expressly provides otherwise, each Optionee may be required, as a condition to the issuance of any shares of Common Stock that such Optionee acquires upon the exercise of the Option, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Optionee is unmarried, a spousal consent in the form required thereby, unless the Optionee has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

13.	Separability.

With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however,that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

14.	Non-Exclusivity of the Plan.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.	Exclusion from Pension and Profit-Sharing Computation.

By acceptance of an Option, unless otherwise provided in the Agreement evidencing the Option, the Optionee with respect to such Option shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its affiliates.

16.	Amendment of Plan.

The Board may, at any time, modify, amend or terminate the Plan or modify or amend any Option granted pursuant to the Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however,that no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Optionee shall be made over the objection of such Optionee; further provided, that the events triggering acceleration of vesting of an outstanding Option may be modified, expanded or eliminated without the consent of the Optionee. The Board may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Committee may consider necessary for the Company to comply with or to avail the Company, the Optionees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Options under the Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Amended and Restated Plan was Approved by Board of Directors of Company: January 29, 1998

Date Amended and Restated Plan was Approved by Shareholders of Company: January 29, 1998

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BSQUARE CORPORATION

Proxy For 2003 Annual Meeting of Shareholders April 29, 2003

The undersigned shareholder of BSQUARE CORPORATION (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2003 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 29, 2003 at 10:00 a.m., local time, at the Company’s offices located at 3150 139th Avenue S.E., Bellevue, WA 98005, and hereby revokes all previous proxies and appoints William T. Baxter and James R. Ladd, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	FOR all of the nominees listed below (except those names that are crossed out)	WITHHOLD AUTHORITY to vote for all of the nominees listed below
1. ELECTION OF DIRECTORS	☐	☐

Two Class III directors are to be elected at the Annual Meeting for a three-year term ending in 2006. The Board of Directors has nominated Elwood D. Howse, Jr. and William T. Baxter for election as Class III directors.

If you wish to withhold authority to vote for any individual nominee, cross out that nominee’s name in the list below:

Nominees:	01 Elwood D. Howse, Jr.
02 William T. Baxter

	FOR	AGAINST	ABSTAIN
2. APPROVAL OF AMENDMENT TO AND TERMS OF AMENDED AND RESTATED STOCK OPTION PLAN.	☐	☐	☐

Proposal to approve (i) an amendment to the Company’s amended and restated stock option plan to limit the maximum number of shares by which the plan may be increased each year to 1,500,000 shares (subject to adjustment as set forth in the amended and restated option plan in the event of a stock split, stock dividend or similar event) and (ii) the material terms of the Company’s amended and restated stock option plan in compliance with the requirements of Internal Revenue Code Section 162(m).

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ELWOOD D. HOWSE, JR. AND WILLIAM T. BAXTER FOR DIRECTORS AND “FOR” THE APPROVAL OF THE AMENDMENT AND MATERIAL TERMS OF THE COMPANY’S AMENDED AND RESTATED STOCK OPTION PLAN, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s)	Dated	, 2003

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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